Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232933

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale are not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED NOVEMBER 16, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 1, 2019)

$

$                % Senior Notes due 20

$                % Senior Notes due 20

$                % Senior Notes due 20

Global Payments Inc. (“Global Payments” or the “Company”) is offering $        principal amount of its         % Senior Notes due 20    (the “20    notes”), $        principal amount of its         % Senior Notes due 20    (“20    notes”) and $        principal amount of its        % Senior Notes due 20    (the “20    notes” and, together with the 20    notes and the 20    notes, the “notes”). The 20    notes will mature on                , 20    , the 20    notes will mature on         , 20     and the 20    notes will mature on                , 20    , in each case, unless earlier redeemed or repurchased by us. Global Payments will pay interest on the notes semi-annually in arrears on                and                of each year, beginning on                , 2022.

The Company may, at its option, redeem each series of the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described in this prospectus supplement in “Description of the Notes—Optional redemption.” The Company must offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”) at the price described in this prospectus supplement in “Description of the Notes—Change of control.”

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding.

Each series of the notes is a new issue of securities with no established trading market. The Company has no intention to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system.

Investing in the notes involves risks. See section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Underwriting Discounts		Proceeds to Global Payments Before Expenses
	Per Note	Total	Per Note	Total	Per Note	Total
Per 20 note	%	$	%	$	%	$
Per 20 note	%	$	%	$	%	$
Per 20 note	%	$	%	$	%	$

Total		$		$		$

(1)	Plus accrued interest if any, from , 2021, if settlement occurs after that date.

We expect to deliver the notes to investors in registered book-entry only form through the facilities of The Depository Trust Company (“DTC”) on or about                 , 2021. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Joint Book-Running Managers

BofA Securities	J.P. Morgan

The date of this prospectus supplement is                 , 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is accurate as of any date other than its respective date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us,” “the Company” and “Global Payments” refer to Global Payments Inc., a corporation organized under the laws of the state of Georgia, and not its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, including exhibits, with respect to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public through the SEC’s Internet site at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•

information we file with the SEC after the date of this prospectus supplement will automatically update and supersede information included or previously incorporated by reference in this prospectus supplement and the accompanying prospectus.

SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the notes to which this prospectus supplement relates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	our Current Reports on Form 8-K filed on February 10, 2021, February 22, 2021, February 26, 2021 and April 30, 2021; and

•

the information in our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus supplement.

Information that becomes a part of this prospectus after the date of this prospectus supplement will automatically update and, to the extent inconsistent, replace information in this prospectus supplement and information previously filed with the SEC.

You may request a copy of any of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8478

Attn: Investor Relations

S-iii

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them are available free of charge from the investor relations section of our website at www.globalpaymentsinc.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-iv

FORWARD-LOOKING STATEMENTS

Some of the statements we use in this prospectus supplement, and in some of the documents we incorporate by reference in this prospectus supplement, contain forward-looking statements concerning our business operations, economic performance and financial condition, including in particular: our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margins, income tax rates, and earnings per share; other operating metrics such as shares outstanding and capital expenditures; the effects of the COVID-19 pandemic on our business; our success and timing in developing and introducing new services and expanding our business; and statements about the benefits of our acquisitions, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and the successful integration of our future acquisitions or completion of anticipated benefits and strategic initiatives. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors, among others, that may otherwise cause actual events or results to differ materially from those anticipated by such forward-looking statements or historical performance include the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations and liquidity; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic or otherwise; the outcome of any legal proceedings that may be instituted against the Company or our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and Total System Services, Inc. (“TSYS”), including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of our merger with TSYS when expected or at all; business disruptions from our merger with TSYS; integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control and other factors presented in “Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020, and in the section entitled “Risk Factors” in this prospectus supplement, each of which we advise you to review. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

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SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-7 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference carefully before making a decision to invest in our notes.

Company Overview

Global Payments is a leading payments technology company delivering innovative software and services to approximately 3.5 million merchant locations and more than 1,300 financial institutions across more than 100 countries throughout North America, Europe, Asia-Pacific and Latin America. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world. Headquartered in Georgia with approximately 24,000 employees worldwide, Global Payments is a member of the S&P 500. Our common stock is traded on the New York Stock Exchange under the symbol “GPN.”

Global Payments was incorporated in 2000 and spun-off from its former parent company in 2001. Including its time as part of its former parent company, Global Payments has been in the payment technology services business since 1967. Since its spin-off, Global Payments has expanded in existing markets and into new markets internationally by pursuing further acquisitions and joint ventures. In 2016, Global Payments merged with Heartland Payment Systems, Inc., which significantly expanded its small and medium-sized enterprise distribution, customer base and vertical reach in the United States. In September 2019, we consummated our merger with TSYS. Prior to our merger with TSYS, TSYS was a leading global payments provider, offering seamless, secure and innovative solutions to issuers, merchants and consumers.

Global Payments is organized under the laws of the state of Georgia. The address and telephone number of its executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement. Unless otherwise specified or the context otherwise requires, all references in this “Summary—The Offering” section to “we,” “us” and “our” refer to Global Payments Inc. and not its subsidiaries.

Issuer	Global Payments Inc.

Notes Offered	$ aggregate principal amount of % Senior Notes due 20 .

$ aggregate principal amount of % Senior Notes due 20 .

$ aggregate principal amount of % Senior Notes due 20 .

Maturity Dates	The 20 notes will mature on , 20 , the 20 notes will mature on , 20 and the 20 notes will mature on , 20 , in each case, unless earlier redeemed or repurchased by us.

Interest Rate	The 20 notes will bear interest at % per year, the 20 notes will bear interest at % per year and the 20 notes will bear interest at % per year.

Interest Payment Dates	and of each year, beginning on , 2022.

Ranking	The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.

As of September 30, 2021, we had outstanding, on a consolidated basis, approximately $10.7 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding capital leases, software financing arrangements, settlement facilities and the notes offered hereby). In addition, as of September 30, 2021, our subsidiaries had no indebtedness to third parties (excluding capital leases, software financing arrangements and settlement facilities) and had issued no preferred equity. See “Capitalization.”

Optional Redemption	The notes of each series will be redeemable, at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described in “Description of the Notes—Optional redemption.”

Offer to Repurchase Upon Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Change of control.”

Covenants	The indenture governing the notes will contain covenants that, among other matters, limit (i) our ability to consolidate with, or merge with or into, any other person (other than in a merger or consolidation in which we are the continuing person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of transactions) to any other person (other than one or more of our subsidiaries) and (ii) our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any such guarantee is or becomes secured by a lien on certain of our subsidiaries’ Principal Properties (as defined in “Description of the Notes—Definitions”) or on any stock or indebtedness for borrowed money of certain of our subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes—Certain covenants.”

Reopening	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $ billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay in full outstanding indebtedness on our unsecured revolving credit facility and to use remaining net proceeds for general corporate purposes.

Conflicts of Interest	Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our unsecured revolving credit facility, outstanding amounts under which we intend to repay using a portion of the net proceeds of this offering and accordingly will receive a ratable portion of the net proceeds from this offering used to repay such credit facility. Because at least 5% of the net proceeds of this offering will be received by certain of these underwriters and/or their respective affiliates, such underwriters are deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Rules (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Form and Denomination	The notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the Notes—Book-entry settlement and clearance.”

Trustee, Securities Registrar and Paying Agent	U.S. Bank National Association.

Absence of Market for the Notes	Each series of the notes is a new issue of securities with no established trading market. We have no intention to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for any series of the notes.

Summary Consolidated Historical Financial Data of Global Payments

The following table presents selected consolidated historical financial data of Global Payments. The selected consolidated historical financial data as of and for the years ended December 31, 2020, 2019 and 2018 have been derived from Global Payments’ audited consolidated financial statements and accompanying notes contained in Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated into this prospectus supplement by reference, and its Annual Report on Form 10-K for the year ended December 31, 2019, which is not included or incorporated by reference in this prospectus supplement. The selected consolidated historical financial data as of and for the nine months ended September 30, 2021 and 2020 have been derived from Global Payments’ unaudited consolidated financial statements contained in Global Payments’ Quarterly Report on Form 10-Q for the period ended September 30, 2021, which is incorporated into this prospectus supplement by reference, and its Quarterly Report on Form 10-Q for the period ended September 30, 2020, which is not included or incorporated by reference in this prospectus supplement. Historical financial data as of and for the nine months ended September 30, 2021 and 2020 are unaudited and include, in Global Payments management’s opinion, all known adjustments necessary for a fair presentation of the results of operations and financial condition of Global Payments. These adjustments consist of normal recurring accruals and estimates that affect the carrying amount of assets and liabilities. You should not assume the results of operations for past periods are indicative of results for any future periods.

The information set forth below is only a summary. You should read the selected financial data set forth below in conjunction with (i) “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (ii) “Item 8—Financial Statements and Supplementary Data” and (iii) the historical consolidated financial statements of Global Payments and the related notes presented in Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2020. You should also read this information in conjunction with the historical consolidated financial statements of Global Payments and related notes presented in Global Payments’ Quarterly Report on Form 10-Q for the periods ended September 30, 2021. Global Payments’ historical consolidated financial information may not be indicative of the future performance of Global Payments. For more information, see the section entitled “Where You Can Find More Information” in this prospectus supplement.

(in thousands)	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)
Income statement data:(1)
Revenues	$6,329,781	$5,493,365	$7,423,558	$4,911,892	$3,366,366
Operating income(2)	1,037,900	641,971	893,953	791,417	737,055
Net income(2)(3)	770,686	420,282	605,100	469,276	484,667
Net income attributable to Global Payments (2)(3)	757,007	401,876	584,520	430,613	452,053
Balance sheet data (at period end):(1)(4)
Total assets	$45,754,475	$44,549,782	$44,201,545	$44,480,162	$13,230,774
Settlement lines of credit	588,347	439,371	358,698	463,237	700,486
Long-term debt	10,748,939	9,268,462	9,293,764	9,125,501	5,130,243
Total equity	26,354,349	27,963,842	27,487,044	28,054,989	4,186,343

(1)

The financial data in the table above reflect the effects of acquisitions and borrowings to fund certain of those acquisitions. Notably, on September 18, 2019, we completed our merger with TSYS for total purchase consideration of $24.5 billion, primarily funded with shares of our common stock.

(2)

Operating income, net income and net income attributable to Global Payments in the table above reflect acquisition and integration expenses of $241.7 million and $213.7 million during the nine months ended

September 30, 2021 and 2020, respectively, and $320.0 million for the year ended December 31, 2020, $255.6 million for the year ended December 31, 2019 and $56.1 million for the year ended December 31, 2018.
(3)

Net income and net income attributable to Global Payments in the table above also reflect: (a) the effects of a net income tax benefit of $23.3 million in connection with adjustments made to accounting estimates associated with the U.S. Tax Cut and Jobs Act of 2017 for the year ended December 31, 2018 and (b) a gain of $27.3 million for the nine months ended September 30, 2020 and $27.7 million for the year ended December 31, 2020, recognized in connection with the sale of our membership interests in Visa Europe Limited.

(4)

On January 1, 2019, Global Payments adopted ASU 2016-02, “Leases,” as well as other related clarifications and interpretive guidance, which requires recognition of assets and liabilities for the rights and obligations created by leases. The adoption of ASU 2016-02 resulted in the measurement and recognition of lease liabilities in the amount of $274.0 million and right-of-use assets in the amount of $236.0 million as of January 1, 2019.

RISK FACTORS

Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the factors set forth below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the other documents we file with the SEC that are incorporated by reference herein and therein. See section entitled “Where You Can Find More Information” in this prospectus supplement. We also urge you to consider carefully the factors set forth under the heading “Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Business and Operations

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. See section entitled “Where You Can Find More Information” in this prospectus supplement.

Risks Related to the Notes

Our financial and operating performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control, including the economic impact of the COVID-19 pandemic. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the portion of our most recent Annual Report on Form 10-K entitled “Risk Factors,” for a discussion of some of the factors that could affect our financial and operating performance.

An increase in market rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

There may be no public trading markets for the notes.

The notes are new issues of securities for which there are currently no established trading markets. Markets for the notes may not develop or, if any do develop, they may not be maintained. If markets develop, the notes could trade at prices that may be higher or lower than the initial offering prices or the prices at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the markets for similar securities, the redemption and repayment features of the notes and the time remaining to maturity of the notes. We have not applied and do not intend to apply for listing the notes on any securities exchange or any automated quotation system. If active markets for the notes fail to develop or be sustained, the trading prices and liquidity of the notes could be adversely affected.

We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. However, we may not have sufficient funds to repurchase the notes upon such event. In addition, our ability to repurchase the notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase would result in a default under the notes. For more information, see “Description of the Notes—Change of control.”

The limited covenants in the indenture governing the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture governing the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our securities; or

•

restrict our or our subsidiaries’ ability to make investments, to engage in sale-leaseback transactions, to engage in transactions with affiliates or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that would not constitute a Change of Control Repurchase Event (as defined in “Description of the Notes—Change of control”) that would enable you to require us to repurchase the notes as described under “Description of the Notes—Change of control,” but which could nevertheless substantially affect our capital structure and the value of the notes. The indenture also permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes, subject to certain limits as described under “Description of the Notes—Certain covenants—Limitations on liens.” For these reasons, the terms of the indenture governing the notes will provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

We are a holding company, and if our subsidiaries do not make sufficient distributions to us, we will not be able to make payments on our debt, including the notes.

We are a holding company that conducts substantially all of our operations through our subsidiaries. Therefore, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay corporate expenses depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the notes.

Neither Global Payments nor any subsidiary of Global Payments has any property that has been determined to be a principal property under the indenture.

The indenture governing the notes includes a covenant that, among other things, limits our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance or assumption or issuance thereof by us or such subsidiaries) or any such guarantee (in the case of a guarantee by us or any of such subsidiaries) is or becomes secured by a lien on any of our or any such subsidiaries’ principal properties or certain other limited assets. However, as of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will not be secured by any of our assets or guaranteed by any of our subsidiaries. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

In addition, the notes will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

As of September 30, 2021, we had outstanding, on a consolidated basis, approximately $10.7 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby). In addition, as of September 30, 2021, our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. See “Capitalization.”

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

We may choose to redeem the notes of any series prior to maturity.

We may redeem the notes of any series, at our option, in whole or in part, at any time and from time to time. See “Description of the Notes—Optional redemption.” Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $         billion, after deducting the underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay in full outstanding indebtedness on our unsecured revolving credit facility and to use remaining net proceeds for general corporate purposes.

Our unsecured revolving credit facility matures in September 2024, and borrowings thereunder in U.S. dollars and certain other London Interbank Offered Rate (“LIBOR”)-quoted currencies bear interest, at our option, at a rate equal to either (1) the rate (adjusted for any statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits in the London interbank market, (2) a floating rate of interest set forth on the applicable LIBOR screen page designated by Bank of America or (3) the highest of (a) the federal funds effective rate plus 0.5%, (b) the rate of interest as publicly announced by Bank of America as its “prime rate” or (c) LIBOR plus 1.0%, in each case, plus an applicable margin. As of September 30, 2021, the interest rate on the unsecured revolving credit agreement was 1.90%. Borrowings under our unsecured revolving credit agreement were used to repay indebtedness and financial liabilities, fund repurchases under our accelerated share repurchase program, fund acquisitions and for general corporate purposes.

Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our unsecured revolving credit facility, outstanding amounts under which we intend to repay using a portion of the net proceeds of this offering, and accordingly will receive a ratable portion of the net proceeds from this offering used to repay such credit facility. Because at least 5% of the net proceeds of this offering will be received by certain of these underwriters and/or their respective affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the completion of this offering (including the expected application of the net proceeds from this offering, as described in “Use of Proceeds”), after deducting the estimated underwriting discount and estimated offering expenses.

You should read the table together with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, each incorporated by reference into this prospectus supplement and the accompanying prospectus.

(in thousands)	As of September 30, 2021
	Actual	As Adjusted
	(unaudited)
Term loan facility	$1,988,789		$1,988,789
Revolving credit agreement (1)	1,222,000		—
Existing senior notes	7,453,063		7,453,063
Finance lease liabilities	64,081		64,081
Other borrowings	21,006		21,006
Notes offered hereby:
% Senior Notes due 20	—
% Senior Notes due 20	—
% Senior Notes due 20	—

Total debt (including current maturities)	10,748,939

Total equity	26,354,349		26,354,349

Total capitalization	$37,103,288	$

(1)	As of November 15, 2021, there was approximately $1.765 billion outstanding under our unsecured revolving credit agreement.

DESCRIPTION OF THE NOTES

The description of notes in this prospectus supplement is only a summary and is intended to be an overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of notes is only a summary of the specific terms of the notes offered hereby, you should refer to the indenture and the global note relating to each series of the notes for a complete description of our obligations and your rights in respect of the notes. This description of notes is subject to, and qualified in its entirety by reference to, the actual provisions of the notes and the indenture. For information about how to obtain copies of the indenture from us, see “Where You Can Find More Information” in the accompanying prospectus and this prospectus supplement.

The 20    notes, the 20    notes and the 20    notes are three separate series of “debt securities” as contemplated by the accompanying prospectus. We will issue the notes as separate series of debt securities under the indenture, dated August 14, 2019, between the Company, as issuer, and U.S. Bank National Association, as trustee (the “Base Indenture”). The Base Indenture will be supplemented by a fourth supplemental indenture, to be entered into concurrently with the delivery of the notes (such supplemental indenture, together with the Base Indenture, collectively, referred to herein as the “indenture”). The terms of the 20    notes, the 20    notes and the 20    notes include those provisions contained in the notes and those expressly set forth in the indenture, and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture does not limit the aggregate principal amount of debt securities (including the notes) that may be issued under it. We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.

When we refer to “we,” “us,” “our” or “the Company” in this section, we refer only to Global Payments and not our subsidiaries.

General

The 20    notes will be initially issued in an aggregate principal amount of $        , the 20     notes will be initially issued in an aggregate principal amount of $         and the 20    notes will be initially issued in an aggregate principal amount of $         . The notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 20    notes will mature on                , 20    , the 20     notes will mature on                 , 20     and the 20    notes will mature on                , 20     (in each case, the “maturity date”), in each case unless earlier redeemed or repurchased by us. Upon surrender on the applicable maturity date, each series of the notes will be repaid at 100% of their principal amount.

The 20    notes will bear interest at the rate of        % per annum, the 20     notes will bear an interest rate of         % per annum and the 20    notes will bear an interest rate of         % per annum from                 , 2021, or from the most recent interest payment date through which interest has been paid or duly provided for. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. Interest on the notes will be payable semi-annually on each                  and                  (each such date is referred to as an “interest payment date”), beginning on                 ,

2022, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on                  or                 , as the case may be, immediately preceding the applicable interest payment date (each such date is referred to as an “interest record date”). If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Ranking

The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries. See “Risk Factors—Risks Related to the Notes.”

As of September 30, 2021, we had outstanding, on a consolidated basis, approximately $10.7 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby), and our subsidiaries, had no indebtedness to third parties (excluding finance leases, software financing arrangements, and settlement facilities) and had issued no preferred equity. See “Capitalization.”

The indenture does not contain any covenants or provisions that would afford the holders of the notes protection in the event of a highly leveraged or other transaction that is not in the best interests of the holders, except to the limited extent described below under the headings “—Change of control” and “—Certain covenants.”

Optional redemption

At any time prior to the Applicable Par Call Date, each series of notes will be redeemable, at our option, in whole or in part, at any time and from time to time, upon not less than 15 nor more than 60 days’ notice. Upon redemption of the notes, we will pay a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments of the notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points in the case of the 20    notes,             basis points in the case of the 20     notes and                basis points in the case of the 20    notes, provided that the principal amount of a note remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof;

in each case, plus accrued and unpaid interest thereon to, but excluding, the redemption date. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such interest record date, and no additional interest will be payable to holders whose notes are subject to redemption by us.

On or after the Applicable Par Call Date, each series of notes will be redeemable, at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of this “—Optional redemption” section, the following terms have the following meanings:

“Applicable Par Call Date” means, with respect to the 20    notes,                , with respect to the 20     notes,                 , and with respect to the 20    notes,                .

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of notes to be redeemed (assuming that such series of notes matured on the Applicable Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of notes to be redeemed (assuming that such series of notes matured on the Applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date for a series of notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if Global Payments obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us from time to time.

“Reference Treasury Dealer” means each of (i) each of BofA Securities, Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, we shall substitute therefor another primary U.S. Government securities dealer in New York City and (ii) one or more other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by us so long as the entity is a primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

“Remaining Scheduled Payments” means, with respect to each series of notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related date of redemption thereof but for the redemption to the Applicable Par Call Date; provided, however, that, if that date of redemption is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon from the preceding interest payment date to that redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the arithmetic average of the yields in each statistical release for the immediately preceding week designated “H.15” or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “U.S. government securities—Treasury constant maturities—nominal,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Notice of any redemption will be mailed by first-class mail (or delivered in accordance with the applicable procedures of The Depository Trust Company or any successor (“DTC”)) at least 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. If less than all the notes of a series are to be redeemed, the notes to be redeemed shall be selected by the trustee not more than 60 days before the redemption date pro rata or by any method that complies with the procedures of DTC. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Any notice of redemption of any series of notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any, merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.

Any notice of redemption may provide that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person.

Except as described herein, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Change of control

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “—Optional redemption” on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require us to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”); provided that after giving effect to the repurchase, any notes that remain outstanding shall have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.

Within 30 days following any Change of Control Repurchase Event, or, at our option, prior to any Change of Control but after any public announcement of the transaction that constitutes or may constitute the Change of Control, unless we have exercised our right to redeem all of the notes as described under “—Optional redemption,” we will mail with a copy to the trustee or cause the trustee to mail a notice by first-class mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each holder, stating:

•

that such Change of Control Repurchase Event has occurred (or, in the case of a notice provided prior to a Change of Control but after a public announcement of the transaction that constitutes or may constitute a Change of Control, that such Change of Control Repurchase Event is expected to occur) and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date);

•

the date of repurchase (which shall be no earlier than 15 days nor (except to the extent that such notice is conditioned on the occurrence of the Change of Control Repurchase Event) later than 60 days from the date the Change of Control Offer is mailed, other than as may be required by law), which date, in a notice conditioned on the occurrence of a Change of Control Event, may be designated by reference to the date that such condition is satisfied, rather than a specific date (the “Change of Control Payment Date”);

•	the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased; and

•

the notice will, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring.

On the Change of Control Payment Date, we will, to the extent lawful:

•

accept for payment all notes or portions of notes (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

•

deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under the Change of Control Offer.

In connection with any Change of Control Offer for any series of notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw such notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company as described above, purchases all such notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed, or delivered electronically if such notes are held by DTC, by the Company to each holder of such notes (provided, that such notice is given not more than 30 days following the repurchase date pursuant to such Change of Control Offer), to redeem all the notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).

We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act in connection with the repurchase of notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of the conflict.

Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under the indebtedness of us and our subsidiaries and cause a default under the agreements related to such indebtedness but may not constitute a Change of Control Repurchase Event under the indenture. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.”

The definition of Change of Control below includes a sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” assets. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above.

The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.

For purposes of this “—Change of control” section, the following terms have the following meanings: “Change of Control” means:

•

the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our Voting Stock;

•

we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries; or

•	the adoption by our shareholders of a plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a Person and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of such Person are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no “person” or “group” (as such terms are used in

Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of such Person.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s does not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or “organizations”, as the case may be, selected by us, which shall be substituted for S&P or Moody’s, as the case may be.

“Rating Event” means, with respect to any series of notes, the ratings of such series of notes are decreased from Investment Grade by each of the Rating Agencies to below Investment Grade by each of the Rating Agencies on any date during the period commencing on the date of the first public notice by us of any arrangement that could result in a Change of Control (the “rating date”) and ending 60 days following public notice by us of the consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either Rating Agency as a result of such Change of Control); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Certain covenants

The indenture contains the following covenants in respect of each series of the notes offered hereby.

Limitations on liens

We will not (nor will we permit any of our Restricted Subsidiaries to) incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance, permission to exist or assumption thereof by us or any of our Restricted Subsidiaries) or any such guarantee (in the case of a guarantee by us or any of our Restricted Subsidiaries) is or becomes secured by a Lien on any of our or our Restricted Subsidiaries’ Principal Properties or on any stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, whether now owned or hereafter acquired, without effectively providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of us or any of our Restricted Subsidiaries ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such indebtedness for borrowed money or guarantee (as applicable) until such time as such indebtedness or guarantee (as applicable) is no longer secured by such Lien, except for any such indebtedness or guarantee to the extent secured by:

(1)	Liens existing as of the issue date of the notes or that we or any of our Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing as of the issue date of the notes;

(2)	Liens granted after the issue date of the notes, created in favor of the holders of the notes;

(3)

Liens which are incurred to extend, renew or refinance (or in connection with any successive extension, renewal or refinancing of) indebtedness for borrowed money or a guarantee of indebtedness for borrowed money which is secured by Liens permitted to be incurred under clauses (1), (2) or (4) of the first paragraph of this “—Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” in each case so long as (A) such Liens are limited to all or part of substantially the same property which secured the Liens extended, renewed or replaced plus improvements on such property, and (B) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(4)

Liens created in substitution of any Liens permitted by clauses (1) through (3) of the first paragraph of this “—Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” provided that, (i) based on a good faith determination of a senior officer of the Company, the assets encumbered by such substitute or replacement Lien are substantially similar in nature to the assets encumbered by the otherwise permitted Lien that is being replaced and (ii) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(5)	Permitted Liens.

Notwithstanding the foregoing, we and any of our Restricted Subsidiaries may incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money without securing the notes equally and ratably with (or prior to) such indebtedness or guarantee if, at the time of such incurrence, issuance, permission to exist, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness that is being retired substantially concurrently, the aggregate amount of all such outstanding indebtedness for borrowed money or guarantees thereof secured by Liens upon any Principal Properties or stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, other than Liens described in clauses (1) through (5) above, does not at such time exceed 10% of Consolidated Total Assets.

Consolidation, merger or sale of assets

We will not consolidate with, or merge with or into, any other Person (other than in a merger or consolidation in which the Company is the continuing Person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of related transactions) to any other Person (other than one or more subsidiaries of the Company), unless:

(1)

the Person (if other than us) formed by such consolidation or into which we are merged, or to which our assets shall be sold, conveyed, transferred, leased or otherwise disposed of, shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on the notes of each series and under the indenture;

(2)

immediately after giving effect to the transaction referred to in clause (1), no Event of Default or any event that is, or after notice or passage of time or both would be, an Event of Default, shall have occurred and be continuing; and

(3)

we shall have delivered to the trustee (a) an opinion of counsel stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any)

complies with the relevant provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and (b) an officer’s certificate to the effect that immediately after giving effect to such transaction, no default shall have occurred and be continuing.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets in accordance with the foregoing, the successor Person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, except in the case of a lease, with the same effect as if such successor Person had been named in our place in the indenture, and we shall be relieved of all obligations and covenants under the indenture and the notes.

Notwithstanding the foregoing, any sale, conveyance, transfer or other disposition of assets between or among us and our subsidiaries is not prohibited by or restricted under the indenture.

Definitions

For purposes of this “Description of the Notes” section, the following terms have the following meanings:

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required to be closed in the State of New York.

“Consolidated Total Assets” means, as of any date of determination, the total assets as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles applied on a consistent basis (calculated on a consolidated basis to give effect to any acquisitions and dispositions made subsequent to the date of such consolidated balance sheet and prior to or concurrent with the determination of Consolidated Total Assets).

“Lien” means a mortgage, security interest, pledge or lien or other similar encumbrance. “Permitted Liens” means:

(1)

Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(2)	Liens in favor of us or any of our subsidiaries;

(3)

any Lien (x) existing on property of a Person at the time of its consolidation with or merger into us or a subsidiary of ours or (y) existing on any property acquired by us or any subsidiary of ours at the time such property is so acquired (whether or not the indebtedness secured thereby shall have been assumed); provided that in each such case, (A) such Lien was not created or assumed in contemplation of such consolidation or merger or such Person’s becoming a subsidiary of ours or such acquisition of property and (B) such Lien shall extend solely to the property so acquired and improvements thereon or in the case of an acquisition of a subsidiary, the assets of the subsidiary, and in each case, proceeds thereof;

(4)

Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(5)

Liens securing obligations arising under or related to (i) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (ii) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement); and

(6)	Liens securing Securitized Indebtedness and receivables factoring, discounting, facilities or securitizations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by Global Payments or any of its subsidiaries, except for any facility that (i) has a net book value, on the date of determination as to whether a property is a principal property is being made, of less than 2% of our Consolidated Total Assets or (ii) in the opinion of the board of directors of Global Payments, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.

“Restricted Subsidiary” means (i) any subsidiary of ours that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as such regulation is in effect on the date of the indenture), and (ii) any other subsidiary of ours that holds any Principal Property, in each case excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.

“Securitized Indebtedness” means, with respect to any Person as of any date, the reasonably expected liability of such Person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such Person, or any subsidiary or affiliate thereof, on or prior to such date.

“subsidiary” means a corporation or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only as long as no senior class of stock has such voting power by reason of any contingency.

Events of Default

Each of the following is an “Event of Default” with respect to a series of the notes:

(1)	the failure to pay interest on such series of the notes when the same becomes due and payable, and the default continues for a period of 30 days;

(2)

the failure to pay the principal (or premium, if any) of such series of the notes, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)

a default in the observance or performance of any other covenant or agreement contained in the indenture, and the default continues for a period of 90 days after written notice thereof to us by the trustee or the holders of least 25% in the aggregate principal amount of outstanding notes of the affected series, specifying the default (and demanding that such default be remedied);

(4)	the failure to repurchase notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in compliance with the covenant set forth under “—Change of control”;

(5)

(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness for borrowed money or the payment of which is guaranteed by us in an aggregate principal amount in excess of $300 million at any one time and continuance of this failure to pay or (b) a default on any of our indebtedness for borrowed money or the payment of which is guaranteed by us, which default results in the acceleration of the principal of any of our indebtedness for borrowed money in an aggregate principal amount in excess of $300 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 60 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of outstanding notes of the affected series; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; and

(6)	certain events of bankruptcy or insolvency with respect to us.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the affected series of notes may declare the principal of and accrued interest on the affected series of notes to be due and payable by notice in writing to us and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to a series of the notes as described above, the holders of a majority in principal amount of the affected series of notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

(1)	the rescission would not conflict with any judgment or decree;

(2)	all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. Holders of not less than a majority in principal amount of the affected series of notes may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such notes.

Holders may not enforce the indenture except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series in accordance with the terms of the indenture. Nothing herein shall impair the right of a holder to institute suit for the enforcement of any payment on or with respect to the notes.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to his or her knowledge, are in compliance with all conditions and covenants of the notes and the indenture.

Modification, amendment and waiver of the indenture

From time to time, we and the trustee, without the consent of the holders of the notes of any series, may amend the indenture and the terms of the notes of such series for certain specified purposes, including:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of appointment by a successor trustee;

(5)	to conform the terms of the indenture or the notes to any provision or other description of the notes, as the case may be, contained in this prospectus supplement and the accompanying prospectus;

(6)	to provide for the assumption by a successor Person of our obligations under the indenture and the notes, in each case in compliance with the provisions thereof;

(7)	to provide for the issuance of any additional notes under the indenture;

(8)	to comply with the rules of any applicable securities depository;

(9)

to make any change that would provide any additional rights or benefits to the holders of the notes (including to secure the notes, add guarantees with respect thereto, transfer any property to or with the trustee, add to the Company’s covenants for the benefit of the holders, add any additional events of default for the notes, or surrender any right or power conferred upon the Company) or that does not adversely affect the legal rights hereunder of any holder in any material respect;

(10)

to change or eliminate any restrictions on the payment of principal or premium, if any, on notes in registered form; provided that any such action shall not adversely affect the interests of the holders in any material respect;

(11)

to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of the notes in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders in any material respect;

(12)

to change or eliminate any of the provisions of the indenture so long as such change or elimination does not affect any notes which are outstanding under the indenture prior to the effectiveness of such change or elimination; or

(13)	to make any change that does not adversely affect the interests of any holder of the notes in any material respect.

The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series. In addition, the holders of a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance by us with certain covenants of the indenture or the notes. However, without the consent of each holder of the notes of an affected series, no amendment or waiver may:

(1)	reduce the percentage in principal amount of outstanding notes whose holders must consent to an amendment or waiver;

(2)	reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the notes;

(3)	reduce the principal of or change the fixed maturity of the notes, or reduce the redemption price or repurchase price of the notes;

(4)	make the notes payable in currency other than that stated in the notes or change the place of payment of the notes from that stated in the notes or in the indenture;

(5)

make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of the notes to waive defaults or Events of Default; or

(6)

make any change in these amendment and waiver provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of the notes of an affected series.

In signing or refusing to sign an amendment to the indenture, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel and an officer’s certificate. Other than as expressly set forth herein, other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then-outstanding notes of the series affected by the amendment or modification.

Satisfaction and discharge; defeasance

Satisfaction and discharge

The indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes issued thereunder, as expressly provided for in such indenture, and rights to receive payments of principal of and premium, if any, and interest on such notes) as to all outstanding notes of a series, when:

1. either:

(A) all notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed notes of such series which have been replaced or paid and notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(B) all notes of such series not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee cash or U.S. government securities or a combination thereof as trust funds in trust solely for the benefit of the holders in an amount sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the notes of such series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes that have become due and payable) or to the maturity date or redemption date, as the case may be; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

1.	we have paid all other sums payable under the indenture by us; and

2.

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Full defeasance

We can legally release ourselves from any payment or other obligations on the notes of a series (called “full defeasance”) if the following conditions are met:

•

we irrevocably deposit in trust for the benefit of holders of the series of notes cash or U.S. Government or U.S. government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes of that series on their due date; and

•

either there is a change in current U.S. federal tax law or the Internal Revenue Service has published a ruling or we have received a ruling from the Internal Revenue Service, and based on that change or ruling, a legal opinion of our counsel has been delivered to the trustee confirming that beneficial owners of the series of notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred.

If we accomplish a full defeasance, as described above, holders of the affected series of notes would have to rely solely on the trust deposit for repayment of the notes. Holders could not look to us for repayment in the event of any shortfall. However, even if we make the deposit in trust and deliver an opinion as discussed above, we will remain subject to obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of notes.

Covenant defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the notes of any series. This is called “covenant defeasance.” In that event, holders of the notes of the affected series would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay such notes. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of holders of the series of notes cash or U.S. Government or U.S. Government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes of that series on their due date; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing beneficial owners of the series of notes to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

The trustee

U.S. Bank National Association (“U.S. Bank”) will act as trustee for the notes. We have other customary banking relationships with U.S. Bank and its affiliates in the ordinary course of business.

The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

The trustee may resign at any time by giving written notice thereof to us. The trustee may also be removed by act of the holders of a majority in principal amount of the then-outstanding notes. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

No personal liability of directors, officers, employees, incorporator and shareholders

The indenture provides that no director, officer, employee, incorporator, agent, shareholder or affiliate of the Company, as such, shall have any liability for any obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the notes, by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes.

Unclaimed funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of such notes will be repaid to the Company upon its request. Thereafter, any right of any holder of notes to such funds shall be enforceable only against the Company, and the trustee and paying agents will have no liability therefore.

Governing law

The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Book-entry settlement and clearance

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. None of us, the escrow agent or the trustee take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

Book-entry settlement

The notes of each series will be issued in the form of one or more fully registered global securities in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof that will be deposited with DTC in New York, New York or its nominee. This means that the Company will not issue certificates to each holder. Each global security will be issued in the name of Cede & Co., DTC’s nominee, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own notes held by DTC only through a participant.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly.

Purchases of notes represented by one or more global securities under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or the paying agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and will effect delivery of the notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the paying agent’s DTC account.

No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any Person other than the depository for such global security or a nominee thereof unless (A) the depository (i) has notified the Company that it is unwilling or unable to continue as depository or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the depository is required to be so registered to act as depository and a successor depository is not appointed by the Company within 90 days, (B) an event of default has occurred and is continuing and DTC notifies the trustee of its decision to exchange any global notes for securities registered in the names of persons other than DTC or (C) the Company executes and delivers to the trustee a company order that such global security will be so exchangeable or transferable.

The information in this section concerning DTC, DTC’s book-entry system and otherwise has been obtained from sources that we believe to be reliable, but the Company takes no responsibility for its accuracy.

The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any notes other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the trustee or any agent shall have any responsibility or liability for any actions taken or not taken by the DTC or will have any responsibility or liability for any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the notes or any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Euroclear and Clearstream, Luxembourg

If the depository for a global security is DTC, you may hold interests in the global notes through Euroclear Bank S.A./N.V., as operator of the Euroclear or Clearstream, Luxembourg, in each case, as a participant in DTC.

Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be effected through DTC in accordance with DTC’s rules and procedures on behalf of Euroclear or Clearstream, as the case may be, by its respective depository.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States of America.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next Business Day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures described above to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither the Company, the trustee nor any agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the ownership and disposition of the notes. This summary only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, judicial decisions and rulings, pronouncements and administrative interpretations of the Internal Revenue Service (the “IRS”), all of which are subject to change or differing interpretation, possibly on a retroactive basis, at any time. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of notes that is:

•	an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

•

an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons as described in Section 7701(a)(30) of the Code (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor an entity that is classified for U.S. federal income tax purposes as a partnership. If an entity classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity generally will depend on the status of the member and the activities of the entity. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.

The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities, insurance companies, banks or other financial institutions, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, persons who hold notes as part of a straddle, conversion transaction, or other risk reduction or integrated transaction, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, retirement plans, individual retirement accounts or other tax-deferred accounts, qualified pension plans, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, pass through entities, including partnerships and Subchapter S corporations, or any investors therein. Furthermore, this summary does not discuss any alternative minimum tax consequences or any considerations under U.S. federal tax laws other than those pertaining to the income tax, and it does not address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.

Certain Contingent Payments

In certain circumstances, we may redeem the notes at times earlier than the final maturity. See “Description of the Notes—Optional redemption” and “Description of the Notes—Change of control” above. The possibility of such redemptions may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that we will be required to make such a contingent payment on the notes will not affect the amount of income a holder recognizes in advance of the payment if there is only a remote chance as of the date the notes are issued that such payment will be made. We believe and intend to take the position that such contingency will not cause the “contingent payment debt instrument” rules of the Treasury regulations to apply to the notes. Our position that the “contingent payment debt instrument” rules of the Treasury regulations will not apply to the notes is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event the contingency on the notes occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATION PURPOSES. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

U.S. Holders

Interest

It is anticipated, and this summary assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). Accordingly, stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of tax accounting).

Disposition of Notes

In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. A gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss. Capital gain recognized by an individual upon the sale or other taxable disposition of a note that is held for more than one year is generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of a capital loss recognized upon the sale or other taxable disposition of a note is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder and with respect to payments to a U.S. Holder of any proceeds from a taxable disposition of the notes. In addition, a U.S. Holder may be subject to backup withholding on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number in the manner required by applicable law, fails to certify that it is not subject to backup withholding or otherwise fails to comply with applicable backup withholding rules.

Any amounts withheld from a U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the U.S. Holder and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest

Interest earned on a note by a Non-U.S. Holder will be considered “portfolio interest,” and (subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding”) will not be subject to U.S. federal income tax or withholding, if:

•

the Non-U.S. Holder is neither (i) a “controlled foreign corporation” that is related to us as described in Section 881(c)(3)(C) of the Code nor (ii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of our equity interests;

•	the certification requirements described below are satisfied; and

•

the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, in the case of an applicable income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide the withholding agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or IRS Form W-8BEN-E, as applicable, or the appropriate successor form), under penalty of perjury, that provides the Non-U.S. Holder’s name and address and certifies that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a securities clearing organization, bank or other financial institution holds the note in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the person who otherwise would be required to withhold U.S. federal income tax must receive from the financial institution a certification, under penalty of perjury, that a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or the appropriate successor form), has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of such a form must be furnished to the payor.

Any payments to a Non-U.S. Holder of interest that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct of a trade or business (or, if a U.S. income tax treaty applies and so provides, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit, to the person that otherwise would be required to withhold U.S. tax, a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form).

Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated rates in a similar manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.

Disposition of Notes

Subject to the discussion below under “—Non-U.S. Holders—Information Reporting and Backup Withholding,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “—Non-U.S. Holders—Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:

•

the gain is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•

in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular graduated rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits for the year, subject to certain adjustments.

An individual Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable U.S. income tax treaty) on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses.

Information Reporting and Backup Withholding

Any payments of interest on the notes to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

Any payments of interest on the notes to a Non-U.S. Holder generally will not be subject to backup withholding and additional information reporting, provided that (i) the Non-U.S. Holder certifies, under penalty of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a U.S. person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption.

The payment to a Non-U.S. Holder of the proceeds of a disposition of a note by or through the U.S. office of a broker generally will not be subject to information reporting or backup withholding if the Non-U.S. Holder either certifies, under penalty of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or

IRS Form W-8ECI (or a suitable substitute form) that it is not a U.S. person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to the payment of the proceeds of a disposition of a note by or through the foreign office of a foreign broker (within the meaning of applicable Treasury regulations). However, with respect to a payment of the proceeds of the disposition of a note by or through a foreign office of a U.S. broker or of a foreign broker with certain relationships to the United States, information reporting requirements generally will apply unless the broker has documentary evidence that the holder is not a U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Backup withholding will not apply unless the disposition is subject to information reporting and the broker has actual knowledge or reason to know that the holder is a U.S. person or otherwise does not satisfy the requirements for an exemption.

Any amounts withheld from a Non-U.S. Holder under the backup withholding provisions may be credited against the U.S. federal income tax liability, if any, of the Non-U.S. Holder and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under U.S. tax rules commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. federal withholding tax will apply to payments of interest on a note made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where either type of entity is acting as an intermediary) that fail to comply with certain information reporting obligations.

For a non-U.S. financial institution to be FATCA compliant, it generally must enter into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with, or interests in, the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or must satisfy similar requirements under an intergovernmental agreement between the United States and another country (an “IGA”). These requirements may be modified by the adoption or implementation of a particular IGA or by future U.S. Treasury regulations. In certain cases, the relevant non-U.S. financial institution or non-U.S. non-financial entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Withholding under FATCA generally would have applied to payments of gross proceeds from the sale or other disposition of a note after December 31, 2018. However, proposed Treasury regulations would eliminate FATCA withholding on gross proceeds from a disposition of a note. In the preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-U.S. Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. A Non-U.S. Holder should consult its tax advisor regarding the possible implications of FATCA on an investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes through the underwriters named below for whom BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives (the “representatives”). Under the terms and subject to the conditions contained in an underwriting agreement among us and the representatives, we have agreed to sell to the underwriters named below, and each underwriter has severally agreed to purchase, the following respective principal amounts of the notes:

Underwriters	Principal Amount of the 20 the Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
BofA Securities, Inc	$	$	$
J.P. Morgan Securities LLC

Total	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to        % of the principal amount of the 20    notes,         % of the principal amount of the 20     notes and        % of the principal amount of the 20    notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to        % of the principal amount of the 20     notes,         % of the principal amount of the 20     notes and        % of the principal amount of the 20    notes.

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
20 notes		%
20 notes		%
20 notes		%

We estimate that our out-of-pocket expenses (excluding the underwriting discounts) for this offering will be approximately $1.9 million and will be payable by us.

Each series of the notes is a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes of each series. However, no underwriter is obligated to do so and may discontinue any market-making activities for the notes at any time without notice. No assurance can be given as to whether any trading markets for the notes will develop or, if any do develop, as to how liquid such trading markets for the notes will be or whether any such trading markets will be sustained.

We have agreed to indemnify the several underwriters against certain liabilities, including under the Securities Act and the Exchange Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified on the front cover of this prospectus supplement, which will be the              business day following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is the second business day preceding the closing date for this offering specified on the cover page of this prospectus supplement will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the following          business days should consult their own advisors.

Conflicts of Interest

Certain of the underwriters and/or their respective affiliates are acting as agents, arrangers and/or lenders under our unsecured revolving credit facility, outstanding amounts under which we intend to repay using a portion of the net proceeds of this offering, and accordingly will receive a ratable portion of the net proceeds from this offering used to repay such credit facility. Because at least 5% of the net proceeds of this offering will be received by certain of these underwriters and/or their respective affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Notice to Canadian Investors

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Hong Kong Investors

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Japan Investors

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Singapore Investors

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(1)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Global Payments has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Switzerland Investors

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, Global Payments or the notes has been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision of any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the notes will not benefit from protection or supervision by such authority.

Notice to Taiwan Investors

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by Alston & Bird LLP, Washington, DC. The validity of the notes offered hereby will be passed upon for the underwriters by Gibson, Dunn  & Crutcher LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and the related financial statement schedule of Global Payments Inc. and its subsidiaries incorporated in this prospectus supplement by reference from Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Global Payments’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and the related financial statement schedule and include an explanatory paragraph regarding Global Payments’ change in its method of accounting for leases in fiscal year 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases, and (2) express an unqualified opinion on the effectiveness of Global Payments’ internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

GLOBAL PAYMENTS INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2019

Unless the context requires otherwise, references to “Global Payments,” “we,” “us,” “our” or similar terms are to Global Payments Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, debt securities, common stock, preferred stock or depositary shares in one or more offerings.

Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019;

•

the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Current Reports on Form 8-K filed on April 26, 2019, May 28, 2019, May 31, 2019, July 16, 2019, and August 1, 2019 (other than the portions of those documents not deemed to be filed); and

•

the “Description of Global Payments Capital Stock” section and the “Comparison of Shareholders’ Rights” section (to the extent relating to Global Payments) of our Registration Statement on Form S-4 filed with the SEC on July 3, 2019, as amended by Amendment No. 1 on Form S-4 filed with the SEC on July 23, 2019, and any other amendments and reports filed for the purpose of updating such description.

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8478

Attn: Investor Relations

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them, can be viewed and printed from the investor relations section of our website at www.globalpaymentsinc.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the office of the New York Stock Exchange, NYSE Euronext, 20 Broad Street, New York, NY 10005.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts included or incorporated by reference in this prospectus, including statements concerning our business operations, economic performance and financial condition, our business strategy and means to implement our strategy, the amount of future capital expenditures, our success in developing and introducing new products and expanding our business, the successful integration of future acquisitions, and the timing of the introduction of new and modified products or services. You can sometimes identify forward-looking statements by our use of the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “forecast,” “guidance” and similar terms and/or expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumption or otherwise.

THE COMPANY

Global Payments is a leading worldwide provider of payment technology and software solutions delivering innovative services to our customers globally. Our technologies, services and employee expertise enable us to provide a broad range of solutions that allow our customers to accept various payment types and operate their businesses more efficiently.

We were incorporated in 2000 and spun-off from our former parent company in 2001. Including our time as part of our former parent company, we have been in the payment technology services business since 1967.

We are organized under the laws of the state of Georgia. The address and telephone number of our executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000. Our common stock is traded on the NYSE under the symbol “GPN”.

INDUSTRY AND MARKET DATA

We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

The description of our debt securities, common stock, preferred stock or depositary shares, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by David L. Green, with respect to certain of our securities, or our counsel, Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.

EXPERTS

Global Payments. The consolidated financial statements and the related financial statement schedule of Global Payments Inc. and its subsidiaries incorporated in this prospectus by reference from Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Global Payments’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and the related financial statement schedule and include an emphasis of a matter paragraph regarding Global Payments’ change of its fiscal year end from May 31 to December 31, in 2016, and an explanatory paragraph regarding Global Payments’ change in its method of accounting for revenue from contracts with customers in fiscal year 2018, due to the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), and (2) express an unqualified opinion on the effectiveness of Global Payments’ internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

TSYS. The consolidated financial statements of Total System Services, Inc. (“TSYS”) as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that TSYS acquired Cayan Holdings LLC (“Cayan”) and iMobile3, LLC (“iMobile3”) during 2018, and management excluded from its assessment of the effectiveness of TSYS’ internal control over financial reporting as of December 31, 2018 Cayan and iMobile3’s internal controls over financial reporting associated with total assets of $1.2 billion and total revenues of $179 million included in the consolidated financial statements of TSYS as of and for the year ended December 31, 2018. The audit of internal control over financial reporting of TSYS also excluded an evaluation of the internal control over financial reporting of Cayan and iMobile3.

The audit report contains an explanatory paragraph that states that as discussed in Note 1 to the consolidated financial statements, TSYS has changed its method of accounting for revenue recognition in 2018 due to the adoption of Accounting Standards Codification 606 (ASC 606), Revenue from Contracts with Customers.

$

$        % Senior Notes due 20

$        % Senior Notes due 20

$        % Senior Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	J.P. Morgan

            , 2021